Exhibit 4.4

SOVEREIGN BANCORP, INC.
To
BNY MIDWEST TRUST COMPANY
(as successor to Harris Trust and Savings Bank)
as Trustee

FIFTH SUPPLEMENTAL INDENTURE
Dated as of June 13, 2006

7.908% Junior Subordinated Notes due June 13, 2036

i

Table of Contents
(continued)

Page
Section 7.4 Ratification of Indenture	22
Section 7.5 Trustee Not Responsible for Recitals	22
Section 7.6 Governing Law	22
Section 7.7 Severability	22
Section 7.8 Counterparts	22

ii

          FIFTH SUPPLEMENTAL INDENTURE, dated as of June 13, 2006 (this “Fifth Supplemental Indenture”), between SOVEREIGN BANCORP, INC., a Pennsylvania corporation (the “Company”), having its principal place of business at 1130 Berkshire Boulevard, Wyomissing, Pennsylvania 19610 and BNY MIDWEST TRUST COMPANY (as successor to Harris Trust and Savings Bank), an Illinois trust company, as trustee (the “Trustee”), having its corporate trust office at 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602, under the Indenture, dated as of September 1, 1999, between the Company and the Trustee (the “Base Indenture,” together with this Fifth Supplemental Indenture, the “Indenture”).
          WHEREAS, the Company executed and delivered the Base Indenture to the Trustee to provide for the issuance from time to time of the Company’s unsecured debentures, notes or other evidences of indebtedness (collectively the “Debt Securities,” and individually, a “Debt Security”) to be issued in one or more series as might be determined by the Company under the Base Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Base Indenture;
          WHEREAS, the Company and the Trustee entered into a First Supplemental Indenture dated as of November 15, 1999, pursuant to which the Company issued its 7.50% Junior Subordinated Deferrable Interest Debentures due 2030;
          WHEREAS, the Company and the Trustee entered into a Second Supplemental Indenture dated as of December 13, 2001, pursuant to which the Company issued its 8.75% Junior Subordinated Deferrable Interest Debentures due 2031;
          WHEREAS, the Company and the Trustee entered into a Third Supplemental Indenture dated as of February 26, 2004, pursuant to which the Company issued its 4.375% Junior Subordinated Deferrable Interest Debentures due March 1, 2034;
          WHEREAS, the Company and the Trustee entered into a Fourth Supplemental Indenture dated as of May 22, 2006, pursuant to which the Company issued its 7.75% Junior Subordinated Notes due May 22, 2036;
          WHEREAS, pursuant to the terms of this Fifth Supplemental Indenture, the Company desires to provide for the establishment of a new series of Debt Securities to be known as the 7.908% Junior Subordinated Notes due June 13, 2036 (the “Notes”), the form and substance of such Notes and the terms, provisions and conditions thereof to be as set forth in the Indenture;
          WHEREAS, Sovereign Capital Trust VI, a Delaware statutory trust (the “Trust”), has offered to the public $300,000,000 in aggregate stated liquidation amount of its 7.908% Capital Securities (the “Capital Securities”) and, in connection therewith, the Company has agreed to purchase $10,000,000 in aggregate stated liquidation amount of the Trust’s common securities (the “Common Securities” and, together with the Capital Securities, the “Trust Securities”), each representing an undivided beneficial ownership interest in the assets of the Trust, and the Trust proposes to invest the proceeds from such offerings in $310,000,000 aggregate principal amount of the Notes; and
          WHEREAS, the Company has requested that the Trustee execute and deliver this Fifth Supplemental Indenture, all requirements necessary to make this Fifth Supplemental

Indenture a valid instrument in accordance with its terms (and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company) have been performed, and the execution and delivery of this Fifth Supplemental Indenture has been duly authorized in all respects.
          NOW, THEREFORE, in consideration of the purchase and acceptance of the Notes by the Holders (as defined below) thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Notes and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:
ARTICLE I.
DEFINITIONS
Section 1.1 Definition of Terms.
          Unless the context otherwise requires:
          (a) a term not defined herein that is defined in the Base Indenture has the same meaning when used in this Fifth Supplemental Indenture;
          (b) a term defined anywhere in this Fifth Supplemental Indenture has the same meaning throughout;
          (c) the singular includes the plural and vice versa;
          (d) unless otherwise indicated, a reference to a Section or Article is to a Section or Article of this Fifth Supplemental Indenture;
          (e) headings are for convenience of reference only and do not affect interpretation;
          (f) the following terms have the following meanings:
     “Administrative Trustees” has the meaning set forth in the Declaration.
     “Base Indenture” has the meaning set forth in the Recitals.
     “Business Day” has the meaning set forth in the Declaration.
     “Capital Securities” has the meaning set forth in the Recitals.
     “Capital Securities Guarantee” has the meaning set forth in the Declaration.
     “Capital Security Certificate” means a certificate in fully registered form representing Capital Securities, substantially in the form of Exhibit A-1 to the Declaration.
     “Common Securities” has the meaning set forth in the Recitals.

     “Company” has the meaning set forth in the Recitals.
     “Comparable Treasury Issue” means the U.S. Treasury security selected by the Quotation Agent as having a term comparable to the period from the prepayment date to June 13, 2016 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities with a term comparable to such period.
     “Comparable Treasury Price” means, with respect to a prepayment date (1) the average of five Reference Treasury Dealer Quotations for such prepayment date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Quotation Agent obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.
     “Compounded Interest” has the meaning set forth in Section 2.5(a).
     “Coupon Rate” has the meaning set forth in Section 2.4(a).
     “Debt Securities” or “Debt Security” has the meaning set forth in the Recitals.
     “Declaration” means the Amended and Restated Declaration of Trust of the Trust, dated as of June 13, 2006, among the Company, in its capacity as Sponsor, the Administrative Trustees, The Bank of New York, as Property Trustee, and The Bank of New York (Delaware), as Delaware Trustee, as amended and restated from time to time.
     “Delaware Trustee” has the meaning set forth in the Declaration.
     “Depositary” means The Depository Trust Company or any successor depositary for the Notes.
     “Direct Action” has the meaning set forth in Section 7.2.
     “Distribution Date” has the meaning set forth in the Declaration.
     “Distributions” have the meaning set forth in the Declaration.
     “Event of Default” has the meaning set forth in Section 2.7.
     “Exchange Agent” has the meaning set forth in the Declaration.
     “Extension Period” has the meaning set forth in Section 2.5(a).
     “Fifth Supplemental Indenture” has the meaning set forth in the Recitals.
     “Global Note” has the meaning set forth in Section 2.3(a).
     “H.15(519)” means the weekly statistical release designated as such, or any successor publication, published by the Federal Reserve System Board of

Governors, available through the Board of Governors of the Federal Reserve System’s website at http://www.federalreserve.gov/releases/H15/ or any successor site or publication.
     “Holder” means a Person in whose name a Note is registered.
     “Indenture” has the meaning set forth in the Recitals.
     “Like Amount” has the meaning set forth in the Declaration.
     “Make-Whole Prepayment Amount” means the sum of the present value of (i) the aggregate principal amount outstanding of the Notes discounted from the Interest Payment Date falling on June 13, 2016 to the date fixed for prepayment on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Make-Whole Rate, and (ii) the present values of scheduled semiannual interest payments from the date fixed for prepayment through and including the Interest Payment Date on June 13, 2016, discounted from such Interest Payment Date to the date fixed for prepayment on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Make-Whole Rate, plus any accrued and unpaid interest, together with any Compounded Interest to the date of prepayment, as calculated by the Quotation Agent.
     “Make-Whole Rate” means the Treasury Rate plus 0.50%.
     “90 Day Period” has the meaning set forth in the Declaration.
     “Non Book-Entry Capital Securities” has the meaning set forth in Section 2.3(b).
     “No Recognition Opinion” has the meaning set forth in Section 6.2(b) of the Declaration.
     “Note Distribution Notice” has the meaning set forth in Section 6.2(b) of the Declaration.
     “Note Issuer” has the meaning set forth in the Declaration.
     “Notes” has the meaning set forth in the Recitals.
     “OTS” means the Office of Thrift Supervision or any successor bank regulatory agency having jurisdiction over the Company.
     “Officers’ Certificate” has the meaning set forth in the Declaration.
     “Opinion of Counsel” means the written opinion of counsel rendered by an independent law firm which shall be acceptable to the Trustee.
     “Par Prepayment Amount” means 100% of the principal amount of the Notes to be prepaid, plus accrued and unpaid interest, together with any amounts on deferred interest, on such Notes to the date of prepayment.

     “Payment Blockage Notice” has the meaning set forth in Section 6.1(d).
     “Property Trustee” has the meaning set forth in the Declaration.
     “Pro Rata” has the meaning set forth in the Declaration.
     “Quotation Agent” means one of the Reference Treasury Dealers appointed by the Company.
     “Reference Treasury Dealer” means (i) Citigroup Global Markets Inc. and (ii) any additional primary U.S. government securities dealers in New York City (each, a “primary treasury dealer”) selected by Company and their successors, provided, however, that if any of them ceases to be a primary treasury dealer, the Company will substitute another primary treasury dealer.
     “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any prepayment date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent at 5:00 p.m., New York City time, on the third Business Day preceding such prepayment date.
     “Senior Indebtedness” means the principal of, premium, if any, interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) on and all fees, costs, expenses and other amounts accrued or due on or in connection with:
     (1) all indebtedness, obligations and other liabilities (contingent or otherwise) of the Company for borrowed money (including obligations of the Company in respect of overdrafts and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or evidenced by bonds, debentures, notes or other instruments for the payment of money, or incurred in connection with the acquisition of any properties or assets (whether or not the recourse of the lender is to the whole of the assets of the Company or to only a portion thereof), other than any account payable or other accrued current liability or obligation to trade creditors incurred in the ordinary course of business in connection with the obtaining of materials or services;
     (2) all obligations and liabilities (contingent or otherwise) in respect of leases of the Company required or permitted, in conformity with generally accepted accounting principles, to be accounted for as capitalized lease obligations on the balance sheet of the Company;
     (3) all obligations for the reimbursement of any letter of credit, bankers acceptance, security purchase facility or similar credit transaction;
     (4) all direct or indirect guarantees or similar agreements by the Company in respect of, and obligations or liabilities (contingent or otherwise) of the Company to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person of the kind described in clauses (1) and (2) above;
     (5) all obligations and liabilities of the type referred to above of other persons secured by a lien on any property of the Company;
     (6) all obligations with respect to securities contracts, foreign currency exchange contracts, derivative instruments such as swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange rate agreements, options, commodity futures contracts, and commodity option contracts;
     (7) all of the Company’s obligations issued or assumed as the deferred purchase price of property, all of the Company’s conditional sale obligations and all of the Company’s obligations under any title retention agreement; and
     (8) any and all amendments, renewals, extensions and refundings of any indebtedness, obligation or liability of the kind described in clauses (1) through (7) above, unless in the case of any particular indebtedness the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such indebtedness shall not be senior in right of payment to the Notes or expressly provides that such Indebtedness is pari passu with or junior to the Notes. “Senior Indebtedness” shall not include any indebtedness between and among the Company or its affiliates, including all other debt securities and guarantees in respect of those debt securities, issued to any Company capital trust or other trust or entity affiliated with the Company that is a financing vehicle of the Company in connection with the issuance of capital securities or other securities that rank on a parity with or junior to the Notes.
     “Treasury Rate” means the yield, under the heading that represents the average for the week immediately prior to the prepayment date, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the end of the relevant interest payment period, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the treasury rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month). If such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, “treasury rate” means the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such prepayment date. The Treasury Rate will be calculated on the third Business Day preceding the prepayment date.
     “Trust” has the meaning set forth in the Recitals.
     “Trust Securities” has the meaning set forth in the Recitals.
     “Trustee” has the meaning set forth in the Recitals.
     “Underwriters” means the entities acting as underwriters of the Capital Securities.
     “Underwriting Agreement” has the meaning set forth in the Declaration.
ARTICLE II.
TERMS AND CONDITIONS OF THE NOTES
Section 2.1 Designation and Principal Amount.
          There is hereby authorized a series of Debt Securities designated the “7.908% Junior Subordinated Notes due June 13, 2036,” limited in aggregate principal amount to $310,000,000.
Section 2.2 Maturity.
          The stated maturity of the Notes shall be June 13, 2036 (the “Stated Maturity”).
Section 2.3 Global Notes.
          If distributed to holders of Trust Securities in connection with the involuntary or voluntary dissolution, winding up or termination of the Trust:
          (a) The Notes in definitive form may be presented to the Trustee by the Property Trustee in exchange for a global security in an aggregate principal amount equal to all Outstanding Notes (a “Global Note”). The Company upon any such presentation shall execute a Global Note in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with the Base Indenture and this Fifth Supplemental Indenture. The Depositary for the Notes will be The Depository Trust Company. The Global Notes will be registered in the name of the Depositary or its nominee, Cede & Co., and delivered by the Trustee to the Depositary or a custodian appointed by the Depositary for crediting to the accounts of its participants pursuant to the instructions of the Administrative Trustees. Payments on the Notes issued as a Global Note will be made to the Depositary or its nominee.
          (b) If any Capital Securities are held in definitive form, the Notes in definitive form may be presented to the Trustee by the Property Trustee, and any Capital Security Certificate which represents Capital Securities other than Capital Securities held by the depositary for the Capital Securities or its nominee (“Non Book-Entry Capital Securities”) will be deemed to represent beneficial ownership interests in Notes presented to the Trustee by the Property Trustee having an aggregate principal amount equal to the aggregate stated liquidation amount of the Non Book-Entry Capital Securities until such Capital Security Certificates are presented to the Security Registrar for transfer or reissuance, at which time such Capital Security Certificates will be canceled and a Note registered in the name of the holder of the Capital Security Certificate or the transferee of the holder of such Capital Security Certificate, as the case may be, with an aggregate principal amount equal to the aggregate stated liquidation amount of the Capital Security Certificate canceled will be executed by the Company and delivered to the Trustee for authentication and delivery in accordance with the Base Indenture and this Fifth Supplemental Indenture. On issue of such Notes, Notes with an equivalent aggregate principal amount that were presented by the Property Trustee to the Trustee will be deemed to have been canceled.
          (c) If at any time the Depositary notifies the Company that it is unwilling or unable to continue as Depositary or if at any time the Depositary shall no longer be registered or in good standing under the Securities and Exchange Act of 1934 or other applicable statute or regulation, and a successor Depositary for such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, the Company will execute, and, subject to Article 3 of the Indenture, the Trustee, upon written notice from the Company, will authenticate and make available for delivery the Notes in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Note in exchange for such Global Note. In addition, the Company may at any time determine that the Notes shall no longer be represented by a Global Note. In such event the Company will execute, and subject to Article 3 of the Indenture, the Trustee, upon receipt of an Officers’ Certificate evidencing such determination by the Company, will authenticate and deliver the Notes in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Note in exchange for such Global Note. Upon the exchange of the Global Note for such Notes in definitive registered form without coupons, in authorized denominations, the Global Note shall be canceled by the Trustee. Such Notes in definitive registered form issued in exchange for the Global Note shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Notes to the Depositary for delivery to the Persons in whose names such Securities are so registered.
Section 2.4 Interest.
          (a) Each Note will bear interest at a rate per annum of 7.908% (the “Coupon Rate”) of the principal amount of $1,000 per Note from and including June 13, 2006 to, but excluding, the Stated Maturity, payable semiannually in arrears on June 13 and December 13 of each year (each, an “Interest Payment Date”), commencing on December 13, 2006.
          (b) Interest payments not paid when due will accrue additional interest, to the extent permitted by applicable law, at the Coupon Rate, compounded semiannually.
          (c) The regular record dates for the Notes (the “Regular Record Dates”) shall be:
          (i) as long as the Notes are represented by a Global Note, the Business Day preceding the corresponding Interest Payment Date; or

          (ii) if the Notes are issued in definitive form, the first day of the month in which the Interest Payment Date falls.
          (d) The amount of interest payable on the Notes for any period will be computed:
          (i) for any semiannual period, on the basis of a 360-day year of twelve 30-day months; and
          (ii) for any period shorter than a full semiannual period, on the basis of a 360 day year of twelve 30-day months and the actual number of days elapsed in the partial month.
          In the event that any date on which interest is payable on the Notes is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (without any additional interest or other payment as a result of such delay), except that, if the next succeeding Business Day is in the next calendar year, such payment will be made on the preceding Business Day with the same force and effect as if made on the date such payment was originally payable.
Section 2.5 Optional Deferral of Interest.
          (a) The Company has the right, at any time and from time to time, to defer payments of interest on the Notes by extending the interest payment period on the Notes for a period (each, an “Extension Period”) not exceeding 10 consecutive semiannual interest periods, during which Extension Period no interest shall be due and payable on the Notes, provided that no Extension Period shall end on a date other than an Interest Payment Date for the Notes or extend beyond the Stated Maturity. Despite such deferral, interest shall continue to accrue with additional interest thereon (to the extent permitted by applicable law) at the Coupon Rate of the principal amount of the Notes, compounded semiannually during any such Extension Period (“Compounded Interest”). Prior to the termination of any such Extension Period, the Company may further defer payments of interest by further extending such Extension Period; provided that such Extension Period, together with all such previous and further extensions of such Extension Period, may not exceed 10 consecutive semiannual interest periods or extend beyond the Stated Maturity. At the termination of any Extension Period, the Company shall pay all interest then accrued and unpaid, plus Compounded Interest. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the above requirements. The Company may, at its option, prepay at any time all or any portion of the interest accrued, plus Compounded Interest, during an Extension Period.
          (b) The procedure the Company must follow to exercise its option to defer payments of interest on the Notes for an Extension Period shall be as follows:
          (i) if the Notes are registered in the name of the Property Trustee, the Company shall give notice of its election of such Extension Period to the Property Trustee, the Administrative Trustees and the Trustee at least one Business Day prior to the earlier of:

          (A) the next succeeding date on which Distributions on the Capital Securities are payable; or
          (B) the date the Trust is required to give notice to any exchange on which the Capital Securities are listed, if any, or any other applicable self-regulatory organization, if any, of the record or Interest Payment Date for the related Distribution;
however, in no event shall notice be required more than 15 Business Days prior to an Interest Payment Date;
          (ii) if the Notes are not registered in the name of the Property Trustee, the Company shall give notice of its election of such Extension Period to the Holders and the Trustee at least ten Business Days prior to the earlier of:
          (A) the next succeeding Interest Payment Date; or
          (B) the date on which the Company is required to give notice of the record date or the Interest Payment Date to (x) any exchange on which the Notes or Capital Securities are listed, if any, or any other applicable self-regulatory organization, if any, or (y) the Holders;
however, in no event shall notice be required more than 15 Business Days prior to an Interest Payment Date.
Section 2.6 Prepayment.
          (a) The Company has the right, subject to the prior approval of the OTS, if then required, to prepay the Notes:
          (i) on or after June 13, 2016, in whole or in part, on one or more occasions, at any time at the election of the Company at the Par Prepayment Amount; or
          (ii) in whole, but not in part, at any time prior to June 13, 2016, at a price equal to the greater of (A) the Par Prepayment Amount and (B) the Make-Whole Prepayment Amount.
          (b) The Company will give written notice of any prepayment of the Notes to the Holders not less than 40 days and not more than 60 days prior to the date of prepayment.
          (c) The Notes shall not be subject to a sinking fund provision.
Section 2.7 Events of Default.
          Section 501 of the Base Indenture shall be superseded by this Section 2.7. It shall be an event of default with respect to the Notes if any of the following occurs and shall be continuing (collectively, “Events of Default”):
          (a) the entry of a decree or order for relief in respect of the Company by a court having jurisdiction in the premises in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Company, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;
          (b) the commencement by the Company of a voluntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or the consent by the Company to the entry of a decree or order for relief in an involuntary case under any such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by the Company of an assignment for the benefit of creditors, or the admission by the Company in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action;
          (c) the Company defaults in the payment of the principal of any of the Notes when it becomes due and payable at Stated Maturity, whether or not such payment is prohibited by the subordination provisions of Article VI of this Fifth Supplemental Indenture;
          (d) the Company defaults in the payment of interest on any of the Notes when it becomes due and payable and such default continues for a period of 30 days, whether or not such payment is prohibited by the subordination provisions of Article VI of this Fifth Supplemental Indenture; provided, however, that a valid extension of the interest payment period pursuant to Section 2.5 does not constitute a default in the payment of interest; or
          (e) the Trust shall have voluntarily or involuntarily dissolved, wound up its business or otherwise terminated its existence, except in connection with:
          (i) the distribution of the Notes held by the Trust to the holders of the Trust Securities in liquidation of their interests in the Trust;
          (ii) the redemption of all of the outstanding Trust Securities; or
          (iii) a merger, consolidation, conversion, amalgamation, replacement or other transaction involving the Trust that is permitted under Section 3.15 of the Declaration.
Section 2.8 Amendment; Supplement; Waiver.
          (a) Amendment Without Consent of Holders.
          Section 901 of the Base Indenture shall be superseded by this Section 2.8(a).
          Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may amend the Indenture and the Notes to:

          (i) add to the covenants of the Company for the benefit of the Holders;
          (ii) add to the Events of Default under the Indenture;
          (iii) surrender any right or power herein conferred upon the Company;
          (iv) provide for the assumption of the Company’s obligations to the Holders in the case of a merger, consolidation, conveyance, transfer or lease pursuant to Article 8 of the Base Indenture;
          (v) comply with the requirements of the Securities Exchange Commission in order to maintain the qualification of the Indenture under the Trust Indenture Act; or
          (vi) cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein or which is otherwise defective, or to make any other provisions with respect to matters or questions arising under the Indenture which the Company and the Trustee may deem necessary or desirable and which shall not be inconsistent with the provisions of the Indenture, provided, that such action pursuant to this clause (vi) does not adversely affect the interests of the Holders in any material respect.
          (b) Amendment With Consent of Holders.
          Section 902 of the Base Indenture shall be superseded by this Section 2.8(b).
          With the consent of the Holders of not less than a majority in aggregate principal amount of the Notes and all other series of Debt Securities affected at the time Outstanding, voting as one class, the Company and the Trustee, at any time and from time to time, may amend the Indenture and the Notes; provided, however, no such modification or amendment shall be effective until the Holder of each Outstanding Note affected at the time shall have consented to such modification or amendment, if such modification or amendment shall:
          (i) extend the Stated Maturity of the Notes;
          (ii) reduce the rate or extend the time of payment of interest on the Notes;
          (iii) change the place of payment where the Notes or any interest thereon is payable;
          (iv) impair the right to institute suit for the enforcement of any such payment on or with respect to the Notes;
          (v) reduce the principal amount of or any premium on the Notes;
          (vi) reduce any amount payable on redemption of the Notes;

          (vii) make the principal of, or interest on, the Notes payable in any coin or currency other than United States dollars;
          (viii) impair or affect the right of any Holder of the Notes to institute suit for the payment of the Notes; or
          (ix) reduce the percentage of outstanding Notes required to consent to a modification or amendment of this Fifth Supplemental Indenture;
and provided, further, that no such modification or amendment shall be effective until the holders of not less than a majority of the aggregate stated liquidation amount of the Trust Securities shall have consented to such modification or amendment; and provided, further, that where the consent of the Holders of not less than a majority of the aggregate principal amount of the Notes is required pursuant to Section 902 of the Base Indenture, no such modification or amendment shall be effective until the holders of at least the same proportion in aggregate stated liquidation amount of the Trust Securities shall have consented to such modification or amendment.
          (c) Waiver of Past Defaults.
          Section 513 of the Base Indenture shall be supplemented by this Section 2.8(c).
          The Holders of a majority in aggregate principal amount of the Notes then Outstanding may waive any past default with respect to the Notes, except for (i) a default in the payment of principal of or interest on the Notes, (ii) a default in respect of the covenants described in Section 5.1 and (iii) a default in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each Note then Outstanding; provided, however, that as long as the Notes are held by the Trust, no such waiver shall be effective until the holders of a majority in aggregate stated liquidation amount of Capital Securities shall have consented to such waiver; and provided, further, that where a consent would require the Holders of more than a majority in principal amount of Notes, no such waiver shall be effective until the holders of at least the same proportion in aggregate stated liquidation amount of Capital Securities shall have consented to such waiver.
          (d) Meetings and Voting.
          Sections 1602 and 1604 of the Base Indenture shall be superseded by this Section 2.8(d).
               (i) The Trustee may at any time call a meeting of Holders for any purpose specified in Section 1601 of the Base Indenture, to be held at such time and at such place in The City of New York. Notice of every meeting of Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given not less than 21 nor more than 180 days prior to the date fixed for the meeting.
          If at any time the Company, pursuant to a Board Resolution, or the Holders of at least 25% in principal amount of the Outstanding Notes shall have requested the Trustee to call a meeting of the Holders for any purpose specified in Section 1601 of the Base Indenture, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such meeting within

21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders in the amount specified, as the case may be, may determine the time and the place in The City of New York for such meeting and may call such meeting for such purposes by giving notice thereof.
               (ii) Except as provided below, the Persons entitled to vote a majority in principal amount of the Outstanding Notes shall constitute a quorum. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders, be dissolved. In any other case, the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided herein, except that such notice need be given only once and not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage of the principal amount of the Outstanding Notes that shall constitute a quorum.
          Subject to the foregoing, at the reconvening of any meeting adjourned for a lack of a quorum, the Persons entitled to vote 25% in principal amount of the Outstanding Notes at the time shall constitute a quorum for the taking of any action set forth in the notice of the original meeting.
          At a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid, any resolution and all matters shall be effectively passed and decided if passed or decided by the Persons entitled to vote a majority in principal amount of the Outstanding Notes.
          Any resolution passed or decisions taken at any meeting of Holders of Notes duly held in accordance with this Section shall be binding on all the Holders of Notes, whether or not present or represented at the meeting.
Section 2.9 Paying Agent; Security Registrar.
          Initially, the Trustee shall act as Paying Agent and Security Registrar. If the Notes are issued in definitive form, the Corporate Trust Office shall be the office or agency of the Paying Agent and the Security Registrar for the Notes.
ARTICLE III.
FORM OF NOTE
Section 3.1 Form of Note.
          The Notes and the Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the form of Exhibit A annexed hereto.

ARTICLE IV.
EXPENSES
Section 4.1 Payment of Expenses.
          In connection with the offering, sale and issuance of the Notes to the Trust in connection with the sale of the Trust Securities by the Trust, the Company, as borrower, shall:
          (a) pay for all costs and expenses relating to the offering, sale and issuance of the Notes, including compensation to the Underwriters payable pursuant to the Underwriting Agreement and compensation of the Trustee under the Indenture in accordance with the provisions of Section 607 of the Indenture;
          (b) pay for all costs and expenses of the Trust, including, but not limited to, costs and expenses relating to the organization of the Trust, the offering, sale and issuance of the Trust Securities (including compensation to the Underwriters payable pursuant to the Underwriting Agreement in connection therewith); the fees and expenses of the Property Trustee (including, without limitation, those incurred in connection with the enforcement by the Property Trustee of the rights of the holders of the Capital Securities), the Delaware Trustee and the Administrative Trustees; the costs and expenses relating to the operation of the Trust (including, without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses); and costs and expenses incurred in connection with the acquisition, financing and disposition of Trust assets;
          (c) be primarily liable for any indemnification obligations arising with respect to the Declaration; and
          (d) pay any and all taxes (other than United States withholding taxes), duties, assessments or governmental charges of whatever nature imposed on the Trust by the United States or any other taxing authority and all liabilities, costs and expenses with respect to such taxes of the Trust.
ARTICLE V.
COVENANTS
Section 5.1 Covenants upon an Event of Default or of a Deferral of Interest.
          If the Company exercises its right to defer payments of interest on the Notes pursuant to Section 2.5, the Company may not:
          (a) declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire, or make a liquidation payment with respect to, any shares of its capital stock or make any guarantee payment with respect to the foregoing; or
          (b) make any payment of interest, principal, or premium, if any, on or repay, repurchase, or redeem any debt securities (including guarantees) issued by the Company that rank equally with or junior to the Notes;

in each case, other than:
          (i) purchases of the Company’s capital stock required in connection with employee, director or agent benefit plans or under any dividend reinvestment or stock purchase plan;
          (ii) in connection with the reclassification of any class or series of the Company’s capital stock, or the exchange or conversion of one class or series of the Company’s capital stock for or into another class or series of the Company’s capital stock;
          (iii) the payment of any dividend within 60 days after the date of declaration of the dividend if, at the date of declaration, (A) the payment of the dividend would not have been prohibited by an election to defer interest payments and (B) the declaration was in accordance with the Company’s dividend policy in effect immediately prior to the declaration of the dividend;
          (iv) the purchase of fractional interests in shares of the Company’s capital stock in connection with the conversion or exchange provisions of that capital stock or the security being converted or exchanged;
          (v) dividends or distributions payable in the Company’s capital stock, or options, warrants or rights to acquire capital stock, or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock;
          (vi) payments under the Capital Securities Guarantee and any guarantee of the Common Securities;
          (vii) any declaration of a dividend in connection with the implementation of a shareholders’ rights plan, or issuances of stock under any such plan in the future, or redemptions or repurchases of any such rights pursuant to any such shareholders’ rights plan; or
          (viii) repurchases of the Company’s common stock in connection with the Company’s acquisitions of businesses or any of the Company’s subsidiaries (which repurchases are made in connection with the satisfaction of indemnification obligations of the sellers of such businesses).
Section 5.2 Additional Covenants Relating to the Trust.
          For as long as the Capital Securities remain outstanding, the Company will:
          (a) maintain 100% direct or indirect ownership of the Common Securities, unless a permitted successor of the Company succeeds to its ownership of the Common Securities;
          (b) cause the Trust to (i) remain a statutory trust and not voluntarily dissolve, wind-up, liquidate or be terminated, except in connection with the distribution of Notes to the holders of the Capital Securities and the Common Securities in liquidation of the Trust, the redemption of all of the Capital Securities and the Common Securities of the Trust, or certain mergers, consolidations, or amalgamations, each as permitted by the Declaration, (ii)not to take any action that would be reasonably likely to cause the Trust to fail to be classified as a grantor trust for U.S. federal income tax purposes, and (iii) use its reasonable efforts to ensure that the Trust will not be an “investment company” required to be registered under the Investment Company Act; and
          (c) use reasonable efforts to cause each holder of the Capital Securities and the Common Securities to be treated as owning an undivided beneficial interest in the corresponding Notes.
Section 5.3 [Intentionally Omitted].
Section 5.4 Additional Covenant Relating to the Capital Securities Guarantee.
          If an event of default under the Capital Securities Guarantee occurs and written notice of such event has been given to the Company, the Company shall be subject to the limitations and restrictions set forth in Section 5.1 relating to an Event of Default.
ARTICLE VI.
SUBORDINATION
          Article 18 of the Base Indenture shall be superseded by this Article VI.
Section 6.1 Notes Subordinated to Senior Indebtedness.
          The Company covenants and agrees, and each Holder, by such Holder’s acceptance thereof, likewise covenants and agrees, that the indebtedness represented by the Notes and the payment of the principal of and interest on each and all of the Notes is hereby expressly subordinated and junior, to the extent and in the manner set forth and as set forth in this Section 6.1, in right of payment to the prior payment in full of all Senior Indebtedness.
          (a) In the event of any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshaling of the assets and liabilities of the Company or otherwise, the holders of all Senior Indebtedness shall be entitled first to receive payment of the full amount due thereon in respect of all such Senior Indebtedness and all other amounts due or provision shall be made for such amount in cash, or other payments satisfactory to the holders of Senior Indebtedness, before the Holders are entitled to receive any payment or distribution of any character, whether in cash, securities or other property, on account of the principal of or interest on the indebtedness evidenced by the Notes.
          (b) In the event of any acceleration of maturity of the Notes because of an Event of Default, unless the full amount then due in respect of all Senior Indebtedness is paid in cash or other form of payment satisfactory to the holders of Senior Indebtedness, no payment shall be made by the Company with respect to the principal of or interest on the Notes or to acquire any of the Notes, and the Company shall give prompt written notice of such acceleration to such holders of Senior Indebtedness.

          (c) In the event of and during the continuance of any default in payment of the principal of or interest on any Senior Indebtedness, unless all such payments due in respect of such Senior Indebtedness have been paid in full in cash or other payments satisfactory to the holders of Senior Indebtedness, no payment shall be made by the Company with respect to the principal of or interest on the Notes or to acquire any of the Notes. The Company shall give prompt written notice to the Trustee of any default under any Senior Indebtedness or under any agreement pursuant to which Senior Indebtedness may have been issued.
          (d) During the continuance of any event of default with respect to any Senior Indebtedness, as such event of default is defined under any such Senior Indebtedness or in any agreement pursuant to which any Senior Indebtedness has been issued (other than a default in payment of the principal of or interest on any Senior Indebtedness), permitting the holder or holders of such Senior Indebtedness to accelerate the maturity thereof, no payment shall be made by the Company, directly or indirectly, with respect to principal of or interest on the Notes for 179 days following notice in writing (a “Payment Blockage Notice”) to the Company, from any holder or holders of such Senior Indebtedness or their representative or representatives or the trustee or trustees under any indenture or under which any instrument evidencing any such Senior Indebtedness may have been issued, that such an event of default has occurred and is continuing, unless such event of default has been cured or waived or such Senior Indebtedness has been paid in full; provided, however, if the maturity of such Senior Indebtedness is accelerated, no payment may be made on the Notes until such Senior Indebtedness has been paid in full in cash or other payment satisfactory to the holders of such Senior Indebtedness or such acceleration (or termination, in the case of a lease) has been cured or waived.
          For purposes of this Section 6.1(d), such Payment Blockage Notice shall be deemed to include notice of all other events of default under such indenture or instrument which are continuing at the time of the event of default specified in such Payment Blockage Notice. The provisions of this Section 6.1(d) shall apply only to one such Payment Blockage Notice given in any period of 365 days with respect to any issue of Senior Indebtedness, and no such continuing event of default that existed or was continuing on the date of delivery of any Payment Blockage Notice shall be, or shall be made, the basis for a subsequent Payment Blockage Notice.
          (e) In the event that, notwithstanding the foregoing provisions of Sections 6.1(a), 6.1(b), 6.1(c) and 6.1(d), any payment on account of principal of or interest on the Notes shall be made by or on behalf of the Company and received by the Trustee, by any Holder or by any Paying Agent (or, if the Company is acting as its own Paying Agent, money for any such payment shall be segregated and held in trust):
          (i) after the occurrence of an event specified in Section 6.1(a) or 6.1(b), then, unless all Senior Indebtedness is paid in full in cash, or provision shall be made therefor,
          (ii) after the happening of an event of default of the type specified in Section 6.1(c) above, then, unless the amount of such Senior Indebtedness then due shall have been paid in full, or provision made therefor or such event of default shall have been cured or waived, or

          (iii) after the happening of an event of default of the type specified in Section 6.1(d) above and delivery of a Payment Blockage Notice, then, unless such event of default shall have been cured or waived or the 179-day period specified in Section 6.1(d) shall have expired, such payment (subject, in each case, to the provisions of Section 6.7 hereof) shall be held in trust for the benefit of, and shall be immediately paid over to, the holders of Senior Indebtedness or their representative or representatives or the trustee or trustees under any indenture under which any instruments evidencing any of the Senior Indebtedness may have been issued, as their interests may appear.
Section 6.2 Subrogation.
          Subject to the payment in full of all Senior Indebtedness to which the indebtedness evidenced by the Notes is in the circumstances subordinated as provided in Section 6.1 hereof, the Holders shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to such Senior Indebtedness until all amounts owing on the Notes shall be paid in full, and, as between the Company, its creditors other than holders of such Senior Indebtedness, and the Holders, no such payment or distribution made to the holders of Senior Indebtedness by virtue of this Article which otherwise would have been made to the holders of the Notes shall be deemed to be a payment by the Company on account of such Senior Indebtedness, provided that the provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Indebtedness, on the other hand.
Section 6.3 Obligation of the Company is Absolute and Unconditional.
          Nothing contained in this Article or elsewhere in this Indenture or in the Notes is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness, and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of Senior Indebtedness, nor shall anything contained herein or therein prevent the Trustee or the Holders from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.
Section 6.4 Maturity of Senior Indebtedness.
          Upon the maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise, all principal of or premium, if any, or interest on, rent or other payment obligations in respect of all such matured Senior Indebtedness shall first be paid in full, or such payment shall have been duly provided for, before any payment on account of principal or interest is made upon the Notes.

Section 6.5 Payments on Notes Permitted.
          Except as expressly provided in this Article, nothing contained in this Article shall affect the obligation of the Company to make, or prevent the Company from making, payments of the principal of or interest on the Notes in accordance with the provisions hereof and thereof, or shall prevent the Trustee or any Paying Agent from applying any moneys deposited with it hereunder to the payment of the principal of or interest on the Notes.
Section 6.6 Effectuation of Subordination by Trustee.
          Each Holder, by such Holder’s acceptance thereof, authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee such Holder’s attorney-in-fact for any and all such purposes.
          Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any such dissolution, winding up, liquidation or reorganization proceeding affecting the affairs of the Company is pending or upon a certificate of the trustee in bankruptcy, receiver, assignee for the benefit of creditors, liquidating trustee or agent or other Person making any payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, and as to other facts pertinent to the right of such Persons under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Persons pending judicial determination as to the right of such Persons to receive such payment.
Section 6.7 Knowledge of Trustee.
          Notwithstanding the provision of this Article or any other provisions of this Indenture, the Trustee shall not be charged with knowledge of the existence of any Senior Indebtedness, of any default in payment of principal of or interest on, rent or other payment obligation in respect of any Senior Indebtedness, or of any facts which would prohibit the making of any payment of moneys to or by the Trustee, or the taking of any other action by the Trustee, unless a Responsible Officer of the Trustee having responsibility for the administration of the trust established by this Indenture shall have received written notice thereof from the Company, any Holder, any Paying Agent of the Company or the holder or representative of any class of Senior Indebtedness, and, prior to the receipt of any such written notice, the Trustee shall be entitled in all respects to assume that no such default or facts exist; provided, however, that unless on the third Business Day prior to the date upon which by the terms hereof any such moneys may become payable for any purpose the Trustee shall have received the notice provided for in this Section 6.7, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such moneys and apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date.
Section 6.8 Trustee’s Relation to Senior Indebtedness.
          The Trustee shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness at the time held by it, to the same extent as any other holder of Senior

Indebtedness and nothing contained in this Indenture shall deprive the Trustee of any of its rights as such holder.
          Nothing contained in this Article shall apply to claims of or payments to the Trustee under or pursuant to Section 607 of the Base Indenture.
          With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and the Trustee shall not be liable to any holder of Senior Indebtedness if it shall pay over or deliver to Holders, the Company or any other Person moneys or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article or otherwise.
Section 6.9 Rights of Holders of Senior Indebtedness Not Impaired.
          No right of any present or future holder of any Senior Indebtedness to enforce the subordination herein shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.
Section 6.10 Modification of Terms of Senior Indebtedness.
          Any renewal or extension of the time of payment of any Senior Indebtedness or the exercise by the holders of Senior Indebtedness of any of their rights under any instrument creating or evidencing Senior Indebtedness, including without limitation the waiver of default thereunder, may be made or done all without notice to or assent from the Holders or the Trustee.
          No compromise, alteration, amendment, modification, extension, renewal or other change of, or waiver, consent or other action in respect of, any liability or obligation under or in respect of, or of any of the terms, covenants or conditions of any indenture or other instrument under which any Senior Indebtedness is outstanding or of such Senior Indebtedness, whether or not such release is in accordance with the provisions or any applicable document, shall in any way alter or affect any of the provisions of this Article or of the Notes relating to the subordination thereof.
ARTICLE VII.
RIGHTS OF HOLDERS OF CAPITAL SECURITIES
Section 7.1 Capital Security Holders’ Rights.
          Notwithstanding Section 507 of the Base Indenture, if the Property Trustee fails to enforce its rights under the Notes, the holder of Capital Securities may, to the fullest extent permitted by law, institute a legal proceeding directly against the Company to enforce the Property Trustee’s rights under the Indenture without first instituting any legal proceeding against the Property Trustee or any other person or entity.

Section 7.2 Direct Action.
          Notwithstanding any other provision of the Indenture, for as long as any Capital Securities remain outstanding, to the fullest extent permitted by law, if an Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay principal of or interest on the Notes on the date such principal or interest is otherwise payable, a holder of Capital Securities may institute a proceeding directly against the Company (a “Direct Action”) to enforce payment to such holder of the principal of or interest on Notes having an aggregate principal amount equal to the aggregate stated liquidation amount of the Capital Securities of such holder.
Section 7.3 Payments Pursuant to Direct Actions.
          The Company shall have the right to set off against its obligations to the Trust, as Holder, any payment made to a holder of Capital Securities in connection with a Direct Action.
MISCELLANEOUS
Section 7.4 Ratification of Indenture.
          The Indenture, as supplemented by this Fifth Supplemental Indenture, is in all respects ratified and confirmed, and this Fifth Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.
Section 7.5 Trustee Not Responsible for Recitals.
          The recitals contained herein are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Fifth Supplemental Indenture.
Section 7.6 Governing Law.
          This Fifth Supplemental Indenture and each Note shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania.
Section 7.7 Severability.
          In case any one or more of the provisions contained in this Fifth Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Fifth Supplemental Indenture or of the Notes, but this Fifth Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.
Section 7.8 Counterparts.
          This Fifth Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, on the date or dates indicated in the acknowledgments and as of the day and year first above written.
[SIGNATURES ON FOLLOWING PAGE]

SOVEREIGN BANCORP, INC.

	By:	/s/ Thomas R. Brugger Thomas R. Brugger
Treasurer and Senior Vice President

Attest:

/s/ John R. Merva John R. Merva, Assistant Secretary

BNY MIDWEST TRUST COMPANY (as successor to HARRIS TRUST AND SAVINGS BANK), as Trustee

	By:	/s/ J.L. Bartolini Name: J.L. Bartolini
Title: Vice President

Attest:

/s/ M. Callahan M. Callahan, Assistant Secretary

EXHIBIT “A”
[FORM OF NOTE]
[FACE OF NOTE]
          This Note is a Global Note within the meaning of the Indenture hereinafter referred to and is registered in the name of The Depository Trust Company, a New York corporation (the “Depositary”), or a nominee of the Depositary. This Note is exchangeable for Notes registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture (as defined below), and no transfer of this Note (other than a transfer of this Note as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in limited circumstances. Unless this Note is presented by an authorized representative of the Depositary to Sovereign Bancorp, Inc. or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of the Depositary, and any payment hereon is made to Cede & Co., or to such other entity as is requested by an authorized representative of the Depositary, and, except as otherwise provided in the Indenture, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.
SOVEREIGN BANCORP, INC.
7.908% Junior Subordinated Note due June 13, 2036

Certificate No.:	$

CUSIP No.:
          This Note is one of a duly authorized series of Debt Securities of Sovereign Bancorp, Inc. (the “Notes”), all issued under and pursuant to an Indenture dated as of September 1, 1999, duly executed and delivered by Sovereign Bancorp, Inc., a Pennsylvania corporation (the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to) and BNY Midwest Trust Company (as successor to Harris Trust and Savings Bank), an Illinois corporation, as Trustee (the “Trustee”), as supplemented by the Fifth Supplemental Indenture thereto dated as of June 13, 2006, between the Company and the Trustee (such Indenture as so supplemented, the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. By the terms of the Indenture, the Debt Securities are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture. This series of Debt Securities is limited in aggregate principal amount to $                    .
          The Company, for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of                                         U.S. Dollars ($                    ) on June 13, 2036.

          Interest Payment Dates: June 13 and December 13 of each year, commencing on December 13, 2006.
          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
          IN WITNESS WHEREOF, the Company has caused this Note to be duly executed manually or by facsimile by its duly authorized officers under its corporate seal.
[SIGNATURES ON FOLLOWING PAGE]

SOVEREIGN BANCORP, INC.

By:
Name:
Title:

By:
Name:
Title:
Trustee’s Certificate of Authentication
This is one of the 7.908% Junior Subordinated Notes due June 13, 2036 referred to in the within-mentioned Indenture.
BNY Midwest Trust Company (as successor to HARRIS TRUST AND SAVINGS BANK), as Trustee

By:
Authorized Officer

Dated: June 13, 2006

[REVERSE OF NOTE]
SOVEREIGN BANCORP, INC.
7.908% Junior Subordinated Notes due June 13, 2006
          Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
1. Principal and Interest.
          Sovereign Bancorp, Inc., a Pennsylvania corporation (the “Company”), promises to pay interest on the principal amount of this Note at the Coupon Rate from and including June 13, 2006, to, but excluding, June 13, 2036 (the “Maturity Date”). The Company will pay interest on this Note semiannually in arrears on June 13 and December 13 of each year (each an “Interest Payment Date”), commencing on December 13, 2006. Interest not paid on the scheduled Interest Payment Date will accrue and compound semiannually at the Coupon Rate.
          Interest on the Notes shall be computed (i) for any full semiannual interest period, on the basis of a 360-day year of twelve 30-day months and (ii) for any period shorter than a full semiannual interest period, on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in the partial month.
2. Optional Deferral of Interest.
          The Company has the right, at any time and from time to time, to defer payments of interest on the Notes by extending the interest payment period on the Notes for a period (each, an “Extension Period”) not exceeding 10 consecutive semiannual interest periods, during which Extension Period no interest shall be due and payable on the Notes, provided that no Extension Period shall end on a date other than an Interest Payment Date for the Notes or extend beyond the Stated Maturity. Despite such deferral, interest shall continue to accrue with additional interest thereon (to the extent permitted by applicable law) at the Coupon Rate of the principal amount of the Notes, compounded semiannually during any such Extension Period (“Compounded Interest”). Prior to the termination of any such Extension Period, the Company may further defer payments of interest by further extending such Extension Period; provided that such Extension Period, together with all such previous and further extensions of such Extension Period, may not exceed 10 consecutive semiannual interest periods or extend beyond the Stated Maturity. At the termination of any Extension Period, the Company shall pay all interest then accrued and unpaid, plus Compounded Interest. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the above requirements. The Company may, at its option, prepay at any time all or any portion of the interest accrued, plus Compounded Interest, during an Extension Period.
          During an Extension Period, the Company may not, and will not permit any subsidiary to:
          (a) declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire, or make a liquidation payment with respect to, any shares of its capital stock or make any guarantee payment with respect to the foregoing; or

          (b) make any payment of interest, principal, or premium, if any, on or repay, repurchase, or redeem any debt securities (including guarantees) issued by the Company that rank equally with or junior to the Notes;
in each case, other than:
          (i) purchases of the Company’s capital stock required in connection with employee, director or agent benefit plans or under any dividend reinvestment or stock purchase plan;
          (ii) in connection with the reclassification of any class or series of the Company’s capital stock, or the exchange or conversion of one class or series of the Company’s capital stock for or into another class or series of the Company’s capital stock;
          (iii) the payment of any dividend within 60 days after the date of declaration of the dividend if, at the date of declaration, (A) the payment of the dividend would not have been prohibited by an election to defer interest payments and (B) the declaration was in accordance with the Company’s dividend policy in effect immediately prior to the declaration of the dividend;
          (iv) the purchase of fractional interests in shares of the Company’s capital stock in connection with the conversion or exchange provisions of that capital stock or the security being converted or exchanged;
          (v) dividends or distributions payable in the Company’s capital stock, or options, warrants or rights to acquire capital stock, or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock;
          (vi) payments under the Capital Securities Guarantee or any guarantee of the Common Securities;
          (vii) any declaration of a dividend in connection with the implementation of a shareholders’ rights plan, or issuances of stock under any such plan in the future, or redemptions or repurchases of any such rights pursuant to any such shareholders’ rights plan; or
          (viii) repurchases of the Company’s common stock in connection with the Company’s acquisitions of businesses or any of the Company’s subsidiaries (which repurchases are made in connection with the satisfaction of indemnification obligations of the sellers of such businesses).
3. Method of Payment.
          Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest. As long as the Notes are represented by a Global Note, the Regular Record Dates for the Notes shall be the Business Day preceding the corresponding Interest Payment

Date. If the Notes are issued in definitive form, the Regular Record Dates for the Notes shall be the first day of the month in which the corresponding Interest Payment Date occurs.
4. Paying Agent and Security Registrar.
          Initially, BNY Midwest Trust Company, the Trustee, will act as Paying Agent and Security Registrar. The Company may change the Paying Agent and Security Registrar without notice to any Holder.
5. Indenture.
          The Company issued this Note under an Indenture, dated as of September 1, 1999 (the “Base Indenture”), between the Company and BNY Midwest Trust Company (as successor to Harris Trust and Savings Bank), as trustee (the “Trustee”), as amended and supplemented by the Fifth Supplemental Indenture, dated as of June 13, 2006 (the “Fifth Supplemental Indenture”, together with the Base Indenture, the “Indenture”), between the Company and the Trustee. The provisions of this Note are subject to the more detailed provisions of the Indenture.
6. Prepayment.
          The Company has the right, subject to prior approval, if then required, from the OTS, to prepay the Notes on or after June 13, 2016, in whole or in part, on one or more occasions, at any time at the election of the Company at the Par Prepayment Amount. The Company may also, subject to prior approval, if then required, from the OTS, prepay the Notes in whole, but not in part, at any time prior to June 13, 2016, at a price equal to the greater of (a) the Par Prepayment Amount and (b) the Make-Whole Prepayment Amount.
7. Sinking Fund.
          The Notes will not be subject to a sinking fund provision.
8. Distribution of Notes in Exchange for Trust Securities.
          At any time, provided certain conditions are satisfied, the Administrative Trustees may dissolve the Trust and, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, cause the Notes held by the Property Trustee to be distributed to the holders of Trust Securities in liquidation of such holders’ interests in the Trust on a Pro Rata basis, upon not less than 30 nor more than 60 days notice, and, simultaneous with such distribution, to cause a Like Amount of the Trust Securities to be exchanged by the Trust on a Pro Rata basis.
          A Note Distribution Notice, which notice shall be irrevocable, shall be given by the Trust by mail to each holder of Trust Securities as provided in the Declaration.
9. Subordination.
          The payment of principal of and interest on this Note is, to the extent and in the manner provided in the Indenture, subordinated and subject in right of payment to the prior payment in full of all amounts then due on all Senior Indebtedness of the Company, and this Note is issued subject to such subordination provisions of the Indenture with respect thereto.

Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee such Holder’s attorney-in-fact for any and all such purposes.
10. Defaults and Remedies.
          An Event of Default with respect to the Notes occurs when any of the following occurs:
          (a) the entry of a decree or order for relief in respect of the Company by a court having jurisdiction in the premises in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Comapny, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;
          (b) the commencement by the Company of a voluntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or the consent by the Company to the entry of a decree or order for relief in an involuntary case under any such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by the Company of an assignment for the benefit of creditors, or the admission by the Company in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action;
          (c) the Company defaults in the payment of the principal of any of the Notes when it becomes due and payable at Stated Maturity, whether or not such payment is prohibited by the subordination provisions of Article VI of the Fifth Supplemental Indenture;
          (d) the Company defaults in the payment of interest on any of the Notes when it becomes due and payable and such default continues for a period of 30 days, whether or not such payment is prohibited by the subordination provisions of Article VI of the Fifth Supplemental Indenture; provided, however, that a valid extension of the interest payment period pursuant to Section 2.5 of the Fifth Supplemental Indenture does not constitute a default in the payment of interest; or
          (e) the Trust shall have voluntarily or involuntarily dissolved, wound up its business or otherwise terminated its existence, except in connection with:
          (i) the distribution of the Notes held by the Trust to the holders of the Trust Securities in liquidation of their interests in the Trust;
          (ii) the redemption of all of the outstanding Trust Securities; or

          (iii) a merger, consolidation, conversion, amalgamation, replacement or other transaction involving the Trust that is permitted under Section 3.15 of the Declaration.
          If an Event of Default shall occur and be continuing, the principal of all of the Notes may be declared due and payable, in the manner and with the effect provided in the Indenture.
11. Amendment; Supplement; Waiver.
          The Indenture contains provisions permitting the Company and the Trustee, without the consent of any Holder, to execute supplemental indentures modifying certain provisions of the Indenture, provided that no such modification has a material adverse effect on the interests of the Holders.
          In addition, the Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes and all other series of Debt Securities affected at the time Outstanding, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Notes; provided, however, that no such supplemental indenture may, without the consent of the Holder of each outstanding Note, among other things:
          (a) extend the Stated Maturity of the Notes;
          (b) reduce the rate or extend the time of payment of interest on the Notes;
          (c) change the place of payment where the Notes or any interest thereon is payable;
          (d) impair the right to institute suit for the enforcement of any such payment on or with respect to the Notes;
          (e) reduce the principal amount of or any premium on the Notes;
          (f) reduce any amount payable on redemption of the Notes;
          (g) make the principal of, or interest on, the Notes payable in any coin or currency other than United States dollars;
          (h) impair or affect the right of any Holder of the Notes to institute suit for the payment of the Notes; or
          (i) reduce the percentage of outstanding Notes required to consent to a modification or amendment of the Indenture;
and provided, further, that no such modification or amendment shall be effective until the holders of not less than a majority of the aggregate stated liquidation amount of the Trust Securities shall have consented to such modification or amendment; and provided, further, that where the consent of the Holders of not less than a majority of the aggregate principal amount of the Notes is required pursuant to Section 902 of the Base Indenture, no such modification or amendment shall be effective until the holders of at least the same proportion in aggregate stated liquidation amount of the Trust Securities shall have consented to such modification or amendment.
          The Holders of a majority in aggregate principal amount of the Notes then Outstanding may waive any past default with respect to the Notes, except for (i) a default in the payment of principal of or interest on the Notes, (ii) a default in respect of the covenants described in Section 5.1 of the Fifth Supplemental Indenture and (iii) a default in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each Note then Outstanding; provided, however, that as long as the Notes are held by the Trust, no such waiver shall be effective until the holders of a majority in aggregate stated liquidation amount of Capital Securities shall have consented to such waiver; and provided, further, that where a consent would require the Holders of more than a majority in principal amount of Notes, no such waiver shall be effective until the holders of at least the same proportion in aggregate stated liquidation amount of Capital Securities shall have consented to such waiver.
12. Restrictive Covenants.
          The Indenture requires the Company, for as long as the Capital Securities remain outstanding, to:
          (a) maintain 100% direct or indirect ownership of the Common Securities, unless a permitted successor of the Company succeeds to its ownership of the Common Securities;
          (b) cause the Trust to (i) remain a statutory trust and not voluntarily dissolve, wind-up, liquidate or be terminated, except in connection with the distribution of Notes to the holders of the Capital Securities and the Common Securities in liquidation of the Trust, the redemption of all of the Capital Securities and the Common Securities of the Trust, or certain mergers, consolidations, or amalgamations, each as permitted by the Declaration, (ii)not to take any action that would be reasonably likely to cause the Trust to fail to be classified as a grantor trust for U.S. federal income tax purposes, and (iii) use its reasonable efforts to ensure that the Trust will not be an “investment company” required to be registered under the Investment Company Act; and
          (c) use reasonable efforts to cause each holder of the Capital Securities and the Common Securities to be treated as owning an undivided beneficial interest in the corresponding Notes.
13. Denomination; Transfer; Exchange.
          The Notes of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations herein and therein set forth, Notes of this series so issued are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same.

          As provided in the Indenture and subject to certain limitations therein set forth, this Note is transferable by the registered Holder hereof on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in the City and State of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.
14. Persons Deemed Owners.
          The registered Holder of this Note shall be treated as its owner for all purposes.
15. No Recourse Against Others.
          No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, shareholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.
16. Authentication.
          This Note shall not be valid until the Trustee (or authenticating agent) executes the certificate of authentication on the other side of this Note.
17. Governing Law.
          The Indenture and this Note shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania.

SCHEDULE OF INCREASES OR DECREASES IN
GLOBAL NOTE
The following increases or decreases in this Global Note have been made:

Principal Amount of
	Amount of decrease in	Amount of increase	Notes evidenced by
	Principal Amount of	in Principal Amount	this Global Note
	Notes evidenced by this	of Notes evidenced	following such	Signature of authorized
Date	Global Note	by this Global Note	decrease or increase	officer of agent